Exhibit 10.2

CV SCIENCES, INC.

RESTRICTED STOCK UNIT AWARD AGREEMENT

THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (the “Agreement”), dated as of June 8, 2018 (the “Date of Grant”), is made by and between CV Sciences, Inc., a Delaware corporation (the “Company”), and Michael Mona, Jr. (the “Grantee”). Unless otherwise provided, capitalized terms shall have the meanings given in Section 3.

1.               Grant of Restricted Stock Unit Award

(a)             Grant of Restricted Stock Units. The Company hereby grants to the Grantee Two Million Nine Hundred Fifty Thousand (2,950,000) Restricted Stock Units (the “Award”) which shall be settled in shares of the Company’s Common Stock (“Shares”) on the terms and conditions set forth in this Agreement. Grantee has instructed the Company to issue the Award in the following denominations to the following recipients, on Grantee’s behalf:

(b)             Dividends. If and whenever any cash dividends are declared on the Shares, on the date such dividend is paid, the Company will credit to Grantee a number of additional Restricted Stock Units equal to the result of dividing (i) the product of the total number of Restricted Stock Units credited to Grantee on the record date for such dividend (other than previously settled or forfeited Restricted Stock Units) multiplied by the per Share amount of such dividend, by (ii) the Fair Market Value of one Share on the record date for such dividend. The additional Restricted Stock Units shall be or become vested to the same extent as the Restricted Stock Units that resulted in the crediting of such additional Restricted Stock Units.

(c)             Other Adjustments. If and whenever the Company declares and pays a dividend or distribution on the Shares in the form of additional shares, or there occurs a forward split of Shares, then a number of additional Restricted Units shall be credited to Grantee as of the payment date for such dividend or distribution or forward split equal to (i) the total number of Restricted Stock Units credited to Grantee on the record date for such dividend or distribution or split (other than previously settled or forfeited Restricted Stock Units), multiplied by (ii) the number of additional Shares actually paid as a dividend or distribution or issued in such split in respect of each outstanding Share. The additional Restricted Stock Units shall be or become vested to the same extent as the Restricted Stock Units that resulted in the crediting of such additional Restricted Stock Units.

2.               Terms and Conditions of Award

The grant of Restricted Stock Units provided in Section 1 shall be subject to the following additional terms, conditions and restrictions:

(a)             Limitations on Rights Associated with Units. The Restricted Stock Units are bookkeeping entries only. The Grantee shall have no rights as a stockholder of the Company, no dividend rights and no voting rights with respect to the Restricted Stock Units.

(b)             Restrictions. Restricted Stock Units and any interest therein, may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, during the Restricted Unit Period. Any attempt to dispose of any Restricted Stock Units in contravention of the above restriction shall be null and void and without effect.

(c)             Lapse of Restrictions. Subject to Sections 2(e) and 2(f) below, the Restricted Stock Units shall vest and become non-forfeitable as follows:

(i)              983,323 Restricted Stock Units shall be vested on the one year anniversary of the Date of Grant (the “Initial Award”); and

(ii)            The remaining Restricted Stock Units shall vest in twenty-four (24) equal monthly increments thereafter, provided there has not been a termination of Grantee’s service to the Company as of each such date.

(d)             Timing and Manner of Payment of Restricted Stock Units. Any Restricted Stock Units subject to the Award that become non-forfeitable shall be paid within ten (10) business days after the date any Restricted Stock Units subject to the Award become non-forfeitable (the “Payment Date”). Such Restricted Stock Units shall be paid by the Company delivering to the Grantee a number of Shares equal to the number of Restricted Stock Units that become non-forfeitable upon that Payment Date. The Company shall issue the Shares either (i) in certificate form or (ii) in book entry form, registered in the name of the Grantee. Delivery of any certificates will be made to the Grantee’s last address reflected on the books of the Company and its Subsidiaries unless the Company is otherwise instructed in writing. Neither the Grantee nor any of the Grantee’s successors, heirs, assigns or personal representatives shall have any further rights or interests in any Restricted Stock Units that are so paid. Notwithstanding anything herein to the contrary, the delivery of Shares shall be delayed in the event the Company reasonably anticipates that the issuance of Shares would constitute a violation of federal securities laws or other Applicable Law. If the delivery of Shares is delayed by the provisions of this Section 2(d), the delivery of Shares shall occur at the earliest date at which the Company reasonably anticipates issuing the Shares will not cause a violation of federal securities laws or other applicable law.

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(e)             Termination of Employment or Service. Except as expressly provided in this Section 2(e) or in Section 2(f), in the event of the termination of Grantee’s employment or service with the Company prior to the lapsing of the restrictions in accordance with Section 2(c) hereof with respect to any of the Restricted Stock Units granted hereunder: (i) if Grantee’s employment is terminated with Cause or if Grantee voluntarily terminates his service without Good Reason (each as defined in Grantee’s Employment Agreement dated June 8, 2018, and as amended from time to time), such portion of the Restricted Stock Units held by Grantee shall be automatically forfeited by the Grantee as of the date of termination, and neither the Grantee nor any of the Grantee’s successors, heirs, assigns or personal representatives shall have any rights or interests in any Restricted Stock Units that are so forfeited; and (ii) if Grantee’s employment is terminated without Cause or Grantee voluntarily terminates his employment with Good Reason, then such portion of the Restricted Stock Units held by Grantee shall become fully vested and non-forfeitable as of the date of such termination.

(f)              Change in Control. In the event of a Change in Control, all Restricted Stock Units subject to the Award, to the extent then outstanding and not vested, shall become fully vested and non-forfeitable as of immediately prior to the consummation of such Change in Control.

(g)             Income Taxes. All income and other taxes related to the Restricted Stock Units award and any Shares delivered in payment thereof are the sole responsibility of Grantee. Grantee has reviewed with his own tax advisors the applicable tax (U.S., foreign, state, and local) consequences of the transactions contemplated by this Agreement. Grantee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Grantee understands that he (and not the Company) shall be responsible for any tax liability that may arise as a result of the transactions contemplated by this Agreement.

(h)             Restrictions on Resale. Grantee understands that the Shares are “restricted securities” and are subject to resale restrictions under Applicable Law, including holding period and other requirements under Rule 144 of the Securities Act, and that Grantee may incur a tax liability as a result of receipt of Shares and be prohibited from selling all or a portion of such Shares notwithstanding such tax liability.

(i)              Release. The Grantee’s rights to receive any accelerated vesting of the Restricted Stock Units subject to the Award in connection with a termination of the Grantee’s employment or service pursuant to Section 2 shall require the Grantee to execute and deliver to the Company (with the period to revoke expiring without the Grantee’s revocation) within sixty (60) days of such termination (or, if earlier, the date the Company is required to make payment hereunder in connection with such termination) a release in a form acceptable to the Company.

3.               Definitions

“Affiliate” means, with respect to any individual or entity, any other individual or entity who, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such individual or entity.

“Applicable Law” means the legal requirements relating to this Agreement and the Award granted hereunder with respect to applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to Awards granted to residents therein.

“Board” means the Board of Directors of the Company.

“Change in Control” means:

(A)           The direct or indirect sale or transfer, in a single transaction or a series of related transactions, by the stockholders of the Company of voting securities, in which the holders of the outstanding voting securities of the Company immediately prior to such transaction or series of transactions hold, as a result of holding Company securities prior to such transaction, in the aggregate, securities possessing less than twenty percent (20%) of the total combined voting power all outstanding voting securities of the Company or of the acquiring entity immediately after such transaction or series of related transactions;

(B)           A merger or consolidation in which the Company is not the surviving entity, except for a transaction in which the holders of the outstanding voting securities of the Company immediately prior to such merger or consolidation hold as a result of holding Company securities prior to such transaction, in the aggregate, securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the surviving entity (or the parent of the surviving entity) immediately after such merger or consolidation;

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(C)           A reverse merger in which the Company is the surviving entity but in which the holders of the outstanding voting securities of the Company immediately prior to such merger hold as a result of holding Company securities prior to such transaction, in the aggregate, securities possessing less than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the Company or of the acquiring entity immediately after such merger;

(D)           The sale, transfer or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company, except for a transaction in which the holders of the outstanding voting securities of the Company immediately prior to such transaction(s) receive as a distribution with respect to securities of the Company, in the aggregate, securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the acquiring entity immediately after such transaction(s); or

(E)            A Disposition Event, as defined under the Agreement and Plan of Reorganization dated December 30, 2015 by and among CannaVest Corp., CannaVest Merger Sub, Inc., CannaVest Acquisition LLC, CanX, Inc. and The Starwood Trust, the Restricted Stock Units shall immediately vest.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means the common stock of the Company.

“Date of Grant” has the meaning given in the Preamble.

“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(A)           If the Common Stock is listed on one or more established stock exchanges or national market systems, including without limitation The Nasdaq Global Market or The Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Common Stock is listed (as determined by the Board) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Board deems reliable;

(B)           If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such stock as quoted on such system or by such securities dealer on the date of determination, but if selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Board deems reliable; or

(C)           In the absence of an established market for the Common Stock of the type described in (A) and (B), above, the Fair Market Value thereof shall be determined by the Board in good faith.

“Restricted Unit Period” means the period commencing on the Date of Grant and ending on the date the Restricted Stock Units vest.

4.               Miscellaneous

(a)             Notices. Any and all notices, designations, consents, offers, acceptances and any other communications provided for herein shall be given in writing and shall be delivered either personally or by registered or certified mail, postage prepaid, which shall be addressed, in the case of the Company to the Chief Financial Officer of the Company at the principal office of the Company and, in the case of the Grantee, to the Grantee’s address appearing on the books of the Company or to the Grantee’s residence or to such other address as may be designated in writing by the Grantee.

(b)             No Right to Continued Employment or Service. Nothing in the Plan or in this Agreement shall confer upon the Grantee any right to continue in the employ of the Company or shall interfere with or restrict in any way the right of the Company, which is hereby expressly reserved, to remove, terminate or discharge the Grantee at any time for any reason whatsoever, with or without cause and with or without advance notice.

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(c)             No Rights as Stockholder. Neither the Grantee nor any person claiming under or through the Grantee will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book entry form) will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Grantee (including through electronic delivery to a brokerage account). After such issuance, recordation and delivery, the Grantee will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

(d)             No Obligation to Register Shares. The Company shall be under no obligation to register any shares as a result of the settlement of the Restricted Stock Units pursuant to the federal securities laws.

(e)             Code Section 409A. Notwithstanding anything in this Agreement to the contrary, the receipt of any benefits under this Agreement as a result of a termination of employment shall be subject to satisfaction of the condition precedent that the Participant undergo a “separation from service” within the meaning of Treas. Reg. § 1.409A-1(h) or any successor thereto. In addition, if a Participant is deemed to be a “specified employee” within the meaning of that term under Code Section 409A(a)(2)(B), then with regard to any payment or the provisions of any benefit that is required to be delayed pursuant to Code Section 409A(a)(2)(B), such payment or benefit shall not be made or provided prior to the earlier of (i) the expiration of the six (6) month period measured from the date of the Participant’s “separation from service” (as such term is defined in Treas. Reg. § 1.409A-1(h)), or (ii) the date of the Participant’s death (the “Delay Period”). Within ten (10) days following the expiration of the Delay Period, all payments and benefits delayed pursuant to this Section (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) shall be paid or reimbursed to the Participant in a lump sum, and any remaining payments and benefits due under this Agreement shall be paid or provided in accordance with the normal payment dates specified for them herein.

(f)              Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and of the Grantee and the beneficiaries, executors, administrators, heirs and successors of the Grantee.

(g)             Invalid Provision. The invalidity or unenforceability of any particular provision thereof shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision had been omitted.

(h)             Modifications. No change, modification or waiver of any provision of this Agreement shall be valid unless the same is in writing and signed by the parties hereto.

(i)              Entire Agreement and Full Satisfaction. This Agreement, the Plan and the Employment Agreement contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and therein and supersede all prior communications, representations and negotiations in respect thereto.

(j)              Governing Law. This Agreement and the rights of the Grantee hereunder shall be construed and determined in accordance with the laws of the State of Delaware.

(k)             Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

(l)              Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

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IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the 8th day of June 2018.

CV SCIENCES, INC. /s/ Joseph Dowling By: Joseph Dowling Its: Chief Executive Officer
GRANTEE Signature: /s/ Michael Mona, Jr. Printed Name: Michael Mona, Jr.

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